UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and Zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On September 5, 2023, the Board announced its appointment of H. Joseph Prodan to succeed Michael Washinushi as the Company’s Chief Financial Officer, effective on August 30, 2023. As previously disclosed in a Current Report on Form 8-K filed by the Company on August 9, 2023, Mr. Washinushi will continue to serve as the Company’s Interim Chief Executive Officer.

Mr. Prodan, age 54, served as the Chief Financial Officer of Flexiti, a technology company providing buy now, pay later solutions from July 2018 until December 2019. Previously, Mr. Prodan served as Chief Financial Officer of TeraGo Networks, from February 2014 until March 2017, and Chief Financial Officer of Mobilicity, from November 2009 until May 2013, where he was responsible for overseeing finance, human resources and legal functions. Mr. Prodan currently serves on the board of directors of NamSys, Inc. (TSX-V: CTZ) since April 2017. Mr. Prodan has a BA, Economics, from Wilfrid Laurier University, and is a certified public accountant (CPA Canada).

Compensation Letter Agreement

On August 30, 2023, in connection with Mr. Prodan’s appointment, the Board approved entering into an Employment Letter Agreement (the “Letter Agreement”) with Mr. Prodan. The material terms of the Letter Agreement are described below.

Under the Letter Agreement, Mr. Prodan is entitled to receive an annual base salary of $350,000, pro-rated for any partial year of employment. In addition, during calendar years 2023 and 2024, he is eligible to earn annual and quarterly cash performance bonuses (each, a “performance bonus”) based on the achievement of adjusted EBITDA, free cash flow and net revenue goals. The maximum potential bonus opportunity for Mr. Prodan for a single calendar year is equal to $168,735 and $246,084, for 2023 and 2024, respectively.

Pursuant to the Letter Agreement, Mr. Prodan will be granted one or more awards of restricted stock units (“RSUs”) covering shares of the Company’s Class A Common Stock under the Company’s 2021 Incentive Award Plan (the “2021 Plan”). The material terms and conditions of such awards are described below in the section entitled, “Equity Award.”

In addition, under the Letter Agreement, if Mr. Prodan experiences a termination of employment without “cause” or by Mr. Prodan for “good reason” (each, as defined in the applicable Letter Agreement), then he will receive:

•a cash amount equal to 6 months of his annual base salary then in effect, payable in substantially equal installments over the 6-month period following the termination date, and will be extended to 12-months if the termination occurs during the 12-month period following a Change in Control;

•company-subsidized healthcare coverage for up to 6 months following the date of termination, at the same levels and same cost to him as in effect immediately prior to the termination, and will be extended up to 12-months if the termination occurs during the 12-month period following a Change in Control: and

•all time-vesting equity awards then held by Mr. Prodan that will become vested on an accelerated basis as of the termination date with respect to the number of shares underlying the award that would have vested during the 6-month period following the termination date (had he remained employed during such period, and calculated as though the award vests on a monthly basis from the applicable vesting commencement date), and will vest in full if the termination occurs during the 12-month period following a Change in Control.

The severance payments and benefits described above will be conditioned upon the executive’s timely execution and non-revocation of the Company’s standard general release of all claims in a form prescribed by the Company.

Equity Award

On August 30, 2023, the Board approved an award to Mr. Prodan granting him RSUs covering 75,000 shares of the Company’s Class A Common Stock (the “RSU Award”) under the 2021 Plan. The RSU Award will vest as to 1/12 of the total RSUs underlying the award on December 1, 2023, and 1/12 each of the first 11 quarterly anniversaries thereafter, subject to Mr. Prodan’s continued employment through the applicable vesting date.

In addition, pursuant to Exhibit C to the Letter Agreement, Mr. Prodan will be eligible to receive two additional awards of RSUs, covering up to 45,000 shares of Class A Common Stock (the “Performance-Vesting RSUs”). The Performance-Vesting RSUs will be granted to Mr. Prodan following the attainment of applicable stock price goals, at any time during the Performance Period (as defined in the applicable Letter Agreement). The stock price goals for the Performance-Vesting RSUs have not yet been set or approved by the Board. Upon the approval of the definitive terms of the Performance-Vesting RSUs, a revised Exhibit C to the Letter Agreement will be filed as an exhibit to a subsequent current report on Form 8-K.
The RSU Award and Performance-Vesting RSUs will be subject to accelerated vesting provisions in connection with certain events, as described above.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.01 to this Current Report and is incorporated by reference herein.

Amendments to Non-Employee Director Compensation Plan and Interim CEO Employment Letter

Upon the recommendation of the Compensation Committee of the Company’s Board, the Board approved to amend the Non-Employee Director Compensation Plan (the "Plan"), and temporarily amend the Employment Letter, dated January 1, 2023, between Bird Rides, Inc. and Mr. Washinushi (the "Employment Letter").

Commencing with the cash compensation due to Directors for the second quarter of 2023, the Plan is temporarily amended such that the cash compensation for Directors shall be made with 50% payment in cash, and the remaining 50% in immediately vested RSUs, where the number of RSUs will be calculated using the volume-weighted average closing per-share trading price of Company’s Class A Common Stock over the ten trading day period (the “10-day VWAP”) ending immediately prior to the first day of January, April, July and October, plus 25% premium.

In addition, effective September 1, 2023, the Plan is amended to include that an Eligible Director (as defined in the Plan) serving as Board Chair shall be eligible to receive an additional annual retainer of $45,000 for such service.

Effective on the Start Date, the Employment Letter temporarily amends the base salary of Mr. Washinushi such that 80% of his base salary is paid in cash, and the remaining 20% is made in immediately vested RSUs, where the number of RSUs will be calculated using the 10-day VWAP ending immediately prior to the day prior to the payroll cycle end date, plus 25% premium.

The Board may review, change or end the temporary compensation program for the non-employee Directors and the interim Chief Executive Officer at its discretion in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated August 25, 2023, by and between Bird Rides, Inc. and Joseph Prodan.
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: September 5, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Interim Chief Executive Officer